UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 10, 2024

Petrolia Energy Corporation

(Exact name of registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 N. Post Oak Road, Suite 400, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 723-1266

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01. Other Events.

As previously disclosed, in March 2022, Petrolia Energy Corporation (“Petrolia”, the “Company”, “we” and “us”) and Petrolia Canada Corporation (“Petrolia Canada”), an affiliate of the Company, filed a lawsuit in the 133rd Judicial District Court, Harris County Texas (Cause No. 2022-15278), against Jovian Petroleum Corporation, Zel Khan (“Khan”) and Quinten Beasley (“Beasley”) (collectively, the “Defendants”).

In the petition against the Defendants, the Company and Petrolia Canada alleged causes of action for fraud and breach of contract against all the named Defendants and breach of fiduciary duty claims against Defendants Zel Khan and Quinten Beasley. Defendant Zel Khan was a former CEO and Director of the Company, and Defendant Quinten Beasley was a former Senior Vice President and Director of Petrolia Canada.

The Company and Petrolia Canada demanded a jury trial and are seeking monetary relief of more than $1 million against the Defendants.

In April and May 2022, each of the Defendants filed an Original Answer, generally denying all of the allegations of the Company and Petrolia Canada.

Subsequently, in September 2022, Defendants filed an amended answer and counterclaims. Pursuant to the amended answer, Defendants generally denied the allegations of the Company and Petrolia Canada and are seeking indemnification under the Company’s governing documents and statutory provisions.

Beasley is seeking repayment of the outstanding balance of $5,000 plus accrued interest ($4,710) allegedly owed to him by the Company in connection with a promissory note entered into with the Company on July 14, 2016.

In September 2022, Joel Oppenheim (“Oppenheim”) and Critical Update, Inc., owned by Beasley (“Critical Update” and collectively with Oppenheim, the “First Intervenors”), filed a Petition in Intervention. Oppenheim alleges that he advanced at least $797,000 to the Company from 2015 to 2019 (including $416,900 alleged owed under a loan agreement) and that he also provided various certificates of deposit to the Company in the aggregate amount of $258,251. Oppenheim is seeking return of amounts advanced with interest, a declaratory judgment establishing the amount of Company stock and warrants owed to him, and attorney’s fees. Separately, Critical Update is seeking $120,000 CAD alleged owed to it in consideration for services rendered to Petrolia Canada, plus interest and attorney’s fees.

On October 11, 2022, the Company and Petrolia Canada filed a general denial of all the Defendants’ counterclaims.

Subsequently, on December 6, 2022, Oppenheim filed a motion for severance asking the court to sever his breach of loan agreement claim from the other claims in this lawsuit and adjudicate the claim as Cause No. 2022-15278-B. The same day, Oppenheim also filed a motion for partial summary judgment on his breach of loan agreement claim.

On December 22, 2022, Oppenheim filed a separate lawsuit and application for temporary injunction (Cause No. 2022-83054) in the 157th Judicial District Court, Harris County Texas against the Company and Petrolia Canada and their individual board members. That action is a shareholder derivative lawsuit filed against the Company alleging, among other things, breach of duty of loyalty and breach of duty of obedience, as well as seeking to compel a shareholder meeting and seeking expedited discovery. On December 30, 2022, Jovian Petroleum Corporation filed a petition in intervention to join this newly filed lawsuit.

In January 2023, the Company and Petrolia Canada filed a motion to strike the intervention of Oppenheim and on February 3, 2023, Oppenheim filed a response to that motion arguing that such intervention is proper.

On February 9, 2023, Edna Meyer-Nelson, Suzanne Klein, and Laura S. Ward (the “First Additional Intervenors”), each a shareholder of the Company, filed a separate Petition in Intervention to join in Oppenheim’s derivative suit against the Company. This Petition has since been withdrawn.

On March 2, 2023, Dr. Marvin Chasen and Billie Mae Chasen (the “Second Additional Intervenors”, and together with the First Additional Intervenors, the “Additional Intervenors”), filed a separate Petition in Intervention to join in Oppenheim’s derivative suit against the Company.

The Additional Intervenors are seeking an order compelling an annual shareholder meeting of the Company; a temporary injunction requiring the Defendants to hold an annual and special meeting of the shareholders of the Company within 30 days to elect directors of the Company and conduct such other proper business as may come before it; a temporary injunction enjoining the Defendant Directors from voting their Series B Preferred Shares; an order combining the hearing on the temporary injunction with a trial on the merits; expedited discovery; and upon final trial, the Additional Intervenors are requesting: (i) rescission of the Series B Preferred Stock; (ii) forfeiture of all compensation paid to the Defendant Directors by the Company after the Series B Preferred Stock issuance; (iii) actual damages in an amount to be proven at trial; (iv) exemplary damages sufficient to deter the directors of other Texas corporations from disenfranchising a corporation’s shareholders, as alleged by the Additional Intervenors; (v) attorneys’ fees and expenses; and (vi) such other and further relief to which Additional Intervenors are entitled.

On March 15, 2024, after reviewing the report filed by Richard Kaplan, an independent disinterested person appointed by the court, the court granted the Company’s Motion to Dismiss the derivative actions in Case No. 2022-83054; Joel Oppenheim et al vs. James E. Burns, Leo Womack, Ivar Siem and Petrolia Energy Corporation; in the 157th Judicial District Court, Harris County, Texas. It was ordered that the proceeding be dismissed in its entirety and that all claims by Joel Oppenheim et al be dismissed.

On April 10, 2024, the Company received notice that on April 8, 2024, the court issued an Order requested by Oppenheim for a turnover order and appointment of post-judgment receiver (Mr. Seth Kretzer), which turnover order and appointment of a receiver was granted, and which receiver was authorized to take possession of, and to sell leviable assets of the Company. The court also found that an unpaid final judgment in favor of Oppenheim and against the Company in the amount of $537,215, plus per diem interest in the amount of $265 as of January 1, 2023. The order provided the receiver authority to take possession of, and to sell, our non-exempt, financial accounts, negotiation instruments, causes of action, contract rights, accounts receivable, safety deposit boxes, securities, vehicles, real or personal property (in the Slick Unit Dutcher Sand Field and Utikuma Field), and all shares owned in Petrolia Canada and Askarii Resources, LLC, all furniture, fixtures, software or equipment and all documents, software or records. The receiver’s fee was set at 25% of the gross proceeds of the assets coming into its possession, and the receiver was authorized to seek and recover 125% of the judgment, plus interest.

On April 15, 2024, we filed a notice of an appeal of the Order, and on April 16, 2024, we filed a motion to set a bond in the amount of $70,736; a declaration of the Company’s Chief Executive Officer; and a proposed order for emergency stay of the receivership appointment and suspension of the turnover order. To our knowledge the court has not acted on our April 16, 2024 motions or proposed orders, and the outcome of such motions and orders are unknown and may not be in our favor.

In the event the receivership and turnover order were to remain in place, the receiver may sell a significant portion of our operating assets and/or liquidate our properties, which could force us to cease operating and/or seek bankruptcy protection, the result of either of which could mean that the value of our securities become worthless.

The outcome of the above litigation is currently unknown; however, the Company disputes the Defendants’ counterclaims and the allegations of the Intervenors and intends to defend the matter vigorously, while also continuing to seek all damages which it is due.

The Company is in discussions to raise additional funding through the sale of debt or equity, to pay off the amounts owed to Oppenheim and to fund additional litigation, which funding may not be available on favorable terms, if at all, and may cause significant dilution to existing stockholders. The information set forth above does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company nor shall there be any sale of securities of the Company in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. No securities of the Company discussed above have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1*	Turnover Order Dated April 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Mark M. Allen
Mark M. Allen
Chief Executive Officer

Date: April 22, 2024